     As filed with the Securities and Exchange Commission on July 30, 1997
                                                   REGISTRATION NO. 333-32353
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         ------------------------------

                       HOUSTON LIGHTING & POWER COMPANY
            (Exact name of registrant as specified in its charter)

                 TEXAS                                  74-0694415
    (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                 Identification No.)

                                1111 LOUISIANA
                             HOUSTON, TEXAS 77002
                                (713) 207-1111
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------
                                HUGH RICE KELLY
       EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                                1111 LOUISIANA
                             HOUSTON, TEXAS 77002
                                (713) 207-1111
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                         ------------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.


          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                                   ------

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                    ------

          If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         ------------------------------

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The following table sets forth the estimated expenses payable by the Company in connection with the sale of the Common Stock offered hereby.

    Securities and Exchange Commission filing fee....  $ 31,576
    Attorney's fees and expenses.....................    25,000
    Listing fees.....................................         0
    Independent auditors' fees and expenses..........    10,000
    Blue sky fees and expenses.......................    10,000
    Printing expenses................................    23,000
    Miscellaneous expenses...........................       424
                                                       --------
        Total expenses...............................  $100,000
                                                       ========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 2.02.A.(16) and Article 2.02-1 of the Texas Business Corporation Act and Article V of Old HI's Amended and Restated Bylaws effective as the Company's Bylaws upon the mergeer of Old HI with and into the Company provide the Company with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, the Company has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

     Additionally, Article IX of the Company's Restated Articles of Incorporation, as amended, provides that a director of the Company is not liable to the Company or its shareholders for monetary damages for any act or omission in the director's capacity as director, except that Article IX does not eliminate or limit the liability of a director for (i) breaches of such director's duty of loyalty to the Company and its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) transactions from which a director receives an improper benefit, irrespective of whether the benefit resulted from an action taken within the scope of the director's office, (iv) acts or omissions for which liability is specifically provided for by statute and (v) acts relating to unlawful stock repurchases or payments of dividends.

     Article IX also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article IX shall not adversely affect any right of protection of a director of the Company existing at the time of the repeal or modification.

     See "Item 17. Undertakings" for a description of the Commission's position regarding such indemnification provisions.

ITEM 16.  EXHIBITS.

     See Index to Exhibits at page II-5.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, HOUSTON LIGHTING & POWER COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON JULY 30, 1997.

                              HOUSTON LIGHTING & POWER COMPANY
                                (Registrant)



                              By:   /s/ Don D. Jordan
                                    -----------------
                                    (Don D. Jordan, Chairman and
                                     Chief Executive Officer)


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


          Signature                      Title                         Date
          ---------                      -----                         ----


       /s/ Don D. Jordan         Chairman, Chief Executive         July 30, 1997
-----------------------------      Officer and Director
          (Don D. Jordan)        (Principal Executive Officer
                                 and Principal Financial Officer)


    /s/ Mary P. Ricciardello     Vice President and Comptroller    July 30, 1997
------------------------------   (Principal Accounting Officer)
      (Mary P. Ricciardello)


                                 Director                          July 30, 1997
------------------------------
         (William T. Cottle)


       /s/ Charles R. Crisp      Director                          July 30, 1997
------------------------------
        (Charles R. Crisp)


                                 Director                          July 30, 1997
------------------------------
         (Jack D. Greenwade)


       /s/ Lee W. Hogan          Director                          July 30, 1997
-------------------------------
         (Lee W. Hogan)


       /s/ Hugh Rice Kelly       Director                          July 30, 1997
-------------------------------
         (Hugh Rice Kelly)

                                 Director                          July 30, 1997
-------------------------------
         (R. Steve Letbetter)


                                 Director                          July 30, 1997
-------------------------------
         (David M. McClanahan)


       /s/ Stephen W. Naeve      Director                          July 30, 1997
-------------------------------
         (Stephen W. Naeve)


       /s/ S. C. Schaeffer       Director                          July 30, 1997
-------------------------------
        (S. C. Schaeffer)


                                 Director                          July 30, 1997
-------------------------------
         (R. L. Waldrop)

                               INDEX TO EXHIBITS

                                                        REPORT OR             SEC FILE OR
EXHIBIT                                                REGISTRATION           REGISTRATION        EXHIBIT
  NO.                  DESCRIPTION                      STATEMENT                NUMBER          REFERENCE
-------    ----------------------------------------    ------------           ------------       ---------
   2.1+    Agreement and Plan of Merger, among the     Combined Form 8-K          1-3187             2
           Company, Old HI, HI Merger and NorAm        of the Company and         1-7629
           Energy Corp. dated as of August 11, 1996    Old HI dated
                                                       August 11, 1996

   2.2+    Amendment to Agreement and Plan of Merger   Registration               333-11329          2(c)
           among the Company, Old HI, HI Merger and    Statement on
           NorAm Energy  Corp. dated as of             Form S-4
           October 23, 1996

   4.1+    Restated Articles of Incorporation of       Combined Form 10-Q of      1-3187             3
           the Company (Restated as of May             the Company and Old HI     1-7629
           1993)                                       for the quarter ended
                                                       June 30, 1993

   4.2+    Articles of Amendment to Restated           Registration Statement     333-11329          3(b)
           Articles of Incorporation of the            on Form S-4
           Company (dated August 9, 1996)

   4.3+    Articles of Amendment to Restated Articles  Combined Form 10-K of      1-3187             3(c)
           of Incorporation of the Company (dated      the Company and Old HI     1-7629
           December 3, 1996)                           for the year ended
                                                       December 31, 1996

   4.4+    Form of Amendments to Restated Articles
           of Incorporation of the Company to be
           effective as of the effective time of
           the merger of Old HI with and into the
           Company (included in Exhibit A to
           Exhibit 2.2 above)

   4.5+    Amended and Restated Bylaws of Old          Form 10-Q of Old HI        1-7629             3
           HI (as of May 22, 1996) (Effective as       for the quarter ended
           the Company's Bylaws upon the               June 30, 1996
           Merger of Old HI with and into the
           Company)

   4.6+    Form of Amended and Restated Rights         Registration Statement     333-11329          4(b)(1)
           Agreement between the Company and           on Form S-4
           Texas Commerce Bank National Association,
           as Rights Agent, to be executed upon the
           closing of the merger of Old HI with and
           into the Company, including form of
           Statement of Resolution Establishing
           Series of Shares designated Series A
           Preference Stock and form of Rights
           Certificate

   4.7     Form of Houston Industries
           Incorporated Amended and Restated
           Investor's Choice Plan

  5        Opinion of Baker & Botts, L.L.P.

  23.1     Consent of Deloitte & Touche LLP

  23.2     Consent of Baker & Botts, L.L.P.
           (included in Exhibit 5)

------------
+ Incorporated by reference as indicated.